SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AARON RENTS INC CL A

          GAMCO INVESTORS, INC.
                                 1/27/97            4,000-           10.0000
                                 1/23/97            1,000-            9.8750
                                 1/22/97            5,000-           10.2500
                                 1/21/97            1,000-           10.7500
                                 1/21/97            5,000-           10.1500
                                 1/20/97            3,900-           11.0000
                                 1/17/97            5,100-           11.1495
                                 1/16/97            4,000-           11.5000
                                 1/07/97            2,500-           13.0000
                                12/27/96           10,000-             *DO
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 1/10/97            2,000            12.2500























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
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